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                                                                   EXHIBIT 10.90


                             RETAINER AGREEMENT

     AGREEMENT, dated as of January 1, 1994, by and between HealthCare COMPARE Corp., a Delaware corporation (the "Company"), and Ronald H. Galowich ("Galowich").

                                 WITNESSETH:

     WHEREAS, the Company desires to continue to employ Galowich as its General Counsel and Galowich desires to continue to be employed in such capacity by the Company;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereby agree as follows:

     1. Retainer. The Company will continue to employ Galowich, and Galowich will continue to diligently and faithfully serve the Company, on the terms and conditions hereinafter set forth.

     2. Term. The term of this Agreement shall commence on January 1, 1994, and continue until terminated as hereinafter provided.

     3. Duties. The Company will continue to employ Galowich as its General Counsel with all responsibilities and duties currently attendant to such position and such other duties as may, from time to time, be delegated to Galowich by the Company's board of directors (the "Board").

     4. Business of Company. During the term of this Agreement, Galowich will devote adequate time, attention and energies to the business of the Company to enable him to fulfill his duties hereunder.

     5. Compensation. For services to be rendered by Galowich hereunder, in whatever capacity, the Company agrees to pay to Galowich compensation of $3,750 per month. If requested to perform additional services pursuant to Paragraph 3 hereof in addition to those currently attendant to the position, Galowich shall be paid such additional compensation as shall be agreed to by the Company and Galowich.


     6.  Benefits.

         (a) Benefits During the Term of this Agreement. In addition to the compensation to be paid to Galowich pursuant to Paragraph 5 hereof, Galowich shall be entitled, to the same extent as the Company's other employees and executives, to participate in all employee welfare benefit programs maintained by the Company from time to time during the term of this Agreement for its employees and executives generally.







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         (b)   Benefits After the Term of this Agreement. In addition to the compensation to be paid to Galowich pursuant to Paragraph 5 hereof, to the fullest extent permitted under law, the Company shall make available to Galowich and his wife (if he subsequently marries and requests coverage for his wife at any time or from time to time thereafter), for the life of each of them, at the Company's expense with respect to Galowich, and at Galowich's expense with respect to his wife, all employee health benefits (including, without limitation, medical, dental, vision and other similar plans) which are maintained and/or paid for in whole or in part by the Company from time to time for its employees and its executives generally; provided that (i) the Company's obligations under this Paragraph 6(b) shall be suspended in whole or in part during all periods after December 31, 1996 in which health benefits at least as favorable as those to be made available hereunder are provided at no cost to Galowich as a result of the employment of Galowich by any employer (other than an employer with respect to which Galowich is the principal owner) subsequent to the termination of his employment by the Company, and (ii) if health benefits at least as favorable as those to be made available hereunder are provided to Galowich as a result of the employment of Galowich by any employer (other than an employer with respect to which Galowich is the principal owner) subsequent to the termination of his employment by the Company but Galowich is required to pay for such benefits, the Company, at its election, shall provide health benefits to Galowich hereunder or reimburse Galowich for amounts actually paid to his employer or others for such health benefits. Notwithstanding the provisions of this Paragraph 6(b), Galowich may from time to time elect not to accept such benefits for himself or his wife for any period of time but, if thereafter requested by Galowich, such benefits shall be made available to him or his wife. Nothing contained herein shall preclude the amendment or termination of any such programs, the increase in any premium payment or the reduction or elimination of any health benefit so long as it applies to all employees or executives of the Company, in general. The Company's obligations under this Paragraph 6(b) shall survive the termination of this Agreement for any reason except for a termination of Galowich's employment pursuant to Paragraph 8(c) hereof.

     7. Expenses. The Company shall reimburse Galowich, upon submission by Galowich of expense reports with substantiating vouchers, in accordance with the Company's reimbursement policy for all reasonable expenses incurred by Galowich in connection with the performance of services hereunder. To the extent that Galowich is reimbursed for any expenses which are ultimately disallowed to the Company by any taxing authorities, Galowich agrees to remit to the Company the amount of any such disallowed expenses as the Board shall determine to have been inappropriately expended.

     8. Termination.

        (a) The term of Galowich's employment under this Agreement shall commence on January 1, 1994, and shall terminate on December 31, 1996, unless otherwise terminated in accordance with the terms hereof. Upon the termination of his employment hereunder pursuant to this Paragraph 8(a), all rights and obligations of Galowich and the Company will terminate except as set forth below:



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          (i)   Galowich shall be entitled to all earned but unpaid compensation and amounts payable to Galowich pursuant to Paragraph 7 hereof; and

          (ii) the terms and provisions of this Paragraph 8(a), and Paragraphs 6(b), 9 and 10 shall nevertheless survive and be binding and enforceable.

          (b) Notwithstanding the provisions of Paragraph 8(a), Galowich may terminate his employment under this Agreement at any time upon 30 days prior written notice to the Company. Upon the termination of employment hereunder pursuant to this Paragraph 8(b), all rights and obligations of Galowich and the Company will terminate except as set forth below:

          (i) Galowich shall be entitled to all earned but unpaid compensation and amounts payable to Galowich pursuant to Paragraph 7 hereof; and

          (ii) the terms and provisions of this Paragraph 8(b) and Paragraphs 6(b), 9 and 10 shall nevertheless survive and be binding and enforceable.

          (c) Galowich's employment under this Agreement may be terminated at any time by the Company for cause. As used herein "cause" shall mean (i) theft, embezzlement or fraud by Galowich or Galowich's involvement in any other scheme or conspiracy pursuant to which the Company has lost or could reasonably be expected to lose assets to Galowich or to others calculated by Galowich to receive such assets, (ii) incapacity on the job by reason of the non-medical use or abuse of alcohol or drugs, (iii) commission of a felony or a crime involving moral turpitude, (iv) material breach by Galowich of any of the provisions of this Agreement which is not cured within 30 business days after the Company gives written notice thereof to Galowich specifying the nature of such breach, or (v) refusal to act in accordance with a lawful and duly adopted resolution of the Board which is not contrary to the provisions of this Agreement. Upon the termination of his employment hereunder pursuant to this Paragraph 8(c), all rights and obligations of Galowich and the Company will terminate except Galowich's obligations under Paragraph 9.

     9.   Confidentiality and Competition.

          (a) In consideration of the substantial benefits to be provided hereunder to Galowich by the Company, and in recognition of the fact that Galowich occupies a position of trust and confidence with the Company, Galowich acknowledges that he has provided, created and acquired and hereafter will provide, create and acquire valuable and confidential information of a special and unique nature relating to such matters as the Company's trade secrets, systems, procedures, manuals, confidential reports, employee rosters, client lists, software systems, products, business and financial methods and practices, plans, pricing, selling techniques, special methods and processes involved in designing, assembling and operating computer programs previously and currently used by the Company and the application thereof to managed care programs and other related electronic data processing information respecting the Company's existing businesses and services and those developed during the term of this Agreement, as well





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as credit and financial data relative to the Company and its clients, and the particular business requirements of the Company's clients, including the methods used and preferred by the Company's clients and fees paid by such clients. For purposes of this Paragraph 9, the term "Company" shall mean HealthCare COMPARE Corp. and each company which is a subsidiary thereof and any partnership or joint venture in which the Company or any such subsidiary owns an equity interest at any time during the term of this Agreement. In view of the foregoing and in consideration of the compensation to be paid and other benefits to be provided to Galowich hereunder, Galowich acknowledges and agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that he make the covenants contained herein regarding his conduct during and subsequent to his employment by the Company and that the Company will suffer irreparable injury if Galowich were to engage in any
conduct prohibited hereby.   Galowich represents that his experience and/or
abilities are such that the observance of the aforementioned covenants will not cause Galowich any undue hardship, nor will it unreasonably interfere with Galowich's ability to earn a livelihood. Galowich and the Company further agree that the covenants contained in this Paragraph 9 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and that the existence of any claim or cause of action by Galowich against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of these covenants;
provided, however, that the covenants contained in this Paragraph 9 shall not be enforceable by the Company during any period in which the Company has wrongfully failed to (i) make a required payment under Paragraph 5 or 7 or
(ii) provide benefits as required under Paragraph 6. In the event a court of competent jurisdiction determines that any provision of this Paragraph 9 is unreasonable as to duration substantive extent or geographic scope, the provision will nonetheless be enforced to the fullest extent reasonable.

        (b) Galowich, while in the employment of the Company or at any time thereafter, will not directly or indirectly communicate or divulge, or use for the benefit of himself or of any other person, firm, association or corporation, any of the Company's trade secrets or other confidential information, including, without limitation, the information, described in Paragraph 9(a), which trade secrets and confidential information were or will be communicated to or otherwise learned or acquired by Galowich in the course of his employment, except that Galowich may disclose such matters to the extent that the disclosure thereof is required: (i) in the course of his employment by the Company, provided such disclosure is made exclusively for the benefit of the Company, or (ii) by a court, governmental agency of competent jurisdiction or grand jury. This Agreement shall be inoperative as to such information which
(1) is or becomes generally available to the public other than as a result of a disclosure by Galowich; (ii) is lawfully acquired by Galowich on a non-confidential basis from a source other than the Company or any of its affiliates, directors, officers, employees, agents or representatives, provided that such source is not known to Galowich and should not reasonably be known to Galowich to be bound by a confidentiality agreement in respect of or otherwise prohibited from transmitting such information to Galowich by a contractual, legal or fiduciary obligation; or (iii) Galowich can show was in his possession prior to it being furnished to Galowich by or on behalf of the Company.




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          (c)   During the term of his employment by the Company, Galowich will not contact, directly or indirectly, with a view towards selling any product or service that is directly competitive with any product or service currently sold (or currently proposed to be sold) by the Company during Galowich's employment, any person, firm, association or corporation (aa) to which to Galowich's knowledge the Company has provided its services, or (bb) which Galowich or to his knowledge, any employee or representative of the Company has solicited, contacted or otherwise dealt with on behalf of the Company, nor will he directly or indirectly make any such contact, for the benefit or on behalf of any other person, firm, association or corporation or in any manner assist any person, firm, association or corporation to make any such contact.

          (d) During the term of his employment by the Company, Galowich will not directly or indirectly acquire any interest in any corporation, firm or business (other than the Company) which is engaged in any business in the United States that is directly competitive with the business of the Company as currently conducted or currently proposed to be conducted, whether as an employee, sole proprietor, director, officer, consultant, equity security holder or otherwise (except that he may own up to 2% of the outstanding shares of capital stock of any corporation whose stock is listed on a national securities exchange or is traded in the over-the-counter market).

          (e) During the term of his employment by the Company and for a period of three years thereafter, neither Galowich nor any entity which, Galowich controls, directly or indirectly, will, directly or indirectly, with the knowledge of Galowich, employ, retain the services of or induce or attempt to induce, in any manner whatsoever, any present or future employee of the Company to leave the employ of the Company and/or to seek or accept employment with Galowich or any other person, firm, association or corporation controlled, directly or indirectly, by Galowich.

          (f) In the event of a breach or threatened or intended breach of this Agreement and the foregoing covenants by Galowich, Galowich acknowledges that the Company will suffer irreparable injury and that ascertainment of the exact amount of the Company's damages will be difficult, if not impossible, and agrees that the Company shall be entitled, in addition to remedies otherwise available to it at law or in equity, to injunctions both preliminary and permanent and without bond therefor, enjoining or restraining such breach or threatened or intended breach, and Galowich hereby consents to the issuance thereof forthwith by any court of competent jurisdiction.

     10.  General Provisions.

          (a) Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered or mailed by registered or certified mail, return receipt requested, to the recipient at the address indicated below:




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        The Company:            HealthCare COMPARE Corp.
                                3200 Highland Avenue
                                Downers Grove, Illinois 60615
                                Attention:  James C. Smith


        Galowich:               Ronald H. Galowich, Esq.
                                200 West Madison Street
                                Suite 2800
                                Chicago, Illinois 60606


or to such addresses as are indicated by the Company's records or to such other address or to the attention of such other person as the recipient party shall
have specified by prior written notice to the sending party.   Notices will be
deemed to have been given hereunder when delivered or mailed in accordance with this paragraphs.

          (b) Modification, Amendment, Waiver. No modifications, amendment or waiver of any provision of this Agreement shall be effective (unless made pursuant to a written instrument signed by the party against whom enforcement of any such modification, amendment or waiver is sought

          (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (d) Remedies. Any party having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The failure of any party hereto at any time to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of any party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (e) Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter in any way.

          (f) Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and both of which taken together shall constitute one and the same agreement.





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          (g)   Assignment. No right or obligation under this Agreement shall be assignable.

          (h)   Choice of Law.   All questions concerning the construction,
validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts of the State of Illinois.

          (i) Further Actions. The Company and Galowich agree that at any time, or from time to time after the execution of this Agreements, they will, upon request of the other execute and deliver such further documents and do such further acts and things as such party may reasonably request in order to fully effect the purpose of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Retainer Agreement as of the day and year first above written.




                                        HEALTHCARE COMPARE CORP.


                                        By: James C. Smith
                                           -------------------------------------
                                           President and Chief Executive Officer


                                        Ronald H. Galowich
                                        ----------------------------------------
                                        RONALD H. GALOWICH






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